EXHIBIT 32.1

CERTIFICATION

Pursuant to 18 U.S.C. 1350

(Section 302 of the Sarbanes-Oxley Act of 2002)

In connection with the accompanying Annual Report on Form 10-K of China Health Resource, Inc. for the year ended December 31, 2012, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Wang, Jiayin
Name:	Wang, Jiayin
Title:	Principal Executive Officer
Date:	April 30, 2013

By:	/s/ Liu, Weihai
Name:	Liu, Weihai
Title:	Principal Financial Officer
Date:	April 30, 2013

This certification accompanies each Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.